CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2007 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2007.

/s/ PricewaterhouseCoopers AB
Malmo, Sweden

November 14, 2007